Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Entity name, location and ownership	Jurisdiction of Incorporation or Organization
A. Issuer and Parent Company
First Place Financial Corp.	Delaware
Warren, Ohio

B. Bank and Bank-Owned Subsidiaries of Issuer
1. First Place Bank	Federal
Warren, Ohio
First Place Financial Corp. owns 100%

a. Western Reserve Mortgage Corp. (inactive)	Ohio
Warren, Ohio
First Place Bank owns 100%

b. Ardent Service Corp. (inactive)	Ohio
Warren, Ohio
First Place Bank owns 100%

C. Financial Service Subsidiaries of Issuer
1. First Place Holdings, Inc.	Ohio
Boardman, Ohio
First Place Financial Corp. owns 100%

a. First Place Insurance Agency, Ltd.	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 100%

b. Coldwell Banker First Place Real Estate, Ltd.	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 100%

(i). First Place Referral Network, Ltd.	Ohio
Boardman, Ohio
Coldwell Banker First Place Real Estate, Ltd. Owns 100%

c. APB Financial Group. Ltd.	Pennsylvania
Warrendale, Pennsylvania
First Place Holdings, Inc. owns 100%

d. American Pension Benefits, Inc.	Pennsylvania
Warrendale, Pennsylvania
First Place Holdings, Inc. owns 100%

e. Title Works Agency, LLC	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 75%

2. First Place Capital Trust I	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%

3. First Place Capital Trust II	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%

4. First Place Capital Trust III	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%